EXHIBIT 3.2


                                     BYLAWS
                                       OF
                        CENEX HARVEST STATES COOPERATIVES

                                   ARTICLE I.
                                   MEMBERSHIP

            SECTION 1 - QUALIFICATIONS. Producers of agricultural products and associations of producers of agricultural products who are eligible under
Article IV, Section 2 of the Articles of Incorporation of this cooperative and who patronize this cooperative under conditions established by the Board of Directors of this cooperative or as elsewhere provided in these Bylaws may, upon approval or pursuant to the authorization of the Board of Directors, become members of this cooperative. Each transaction between this cooperative and each member shall be subject to and shall include as a part of its terms each provision of the Articles of Incorporation of this cooperative and these Bylaws, whether or not the same be expressly referred to in said transaction.

            SECTION 2 - CLASSES OF MEMBERS. In accordance with the Articles of Incorporation, there shall be three classes of members of this cooperative, which are hereby designated as the "Cooperative Association" class, "Individual Member" class and the "Defined Member" class. Membership in a particular class of members shall be determined as follows:

            (a) COOPERATIVE ASSOCIATION MEMBERS. All members which are cooperative associations shall belong to and be part of the Cooperative Association class of members and shall become known and be designated as "Cooperative Association Members."

            (b) INDIVIDUAL MEMBERS. All members who are individuals shall belong to and be part of the Individual Member class of members, and shall become known and be designated as "Individual Members;" and

            (c) DEFINED MEMBERS. All members who are holders of Equity Participation Units (as described in the Articles of Incorporation of this cooperative) shall belong to and be part of the Defined Member class of members, and shall become known and be designated as "Defined Members."

            SECTION 3 - DEFINED MEMBERS AND DEFINED BUSINESS UNITS.

            (a) DEFINED BUSINESS UNITS. Each Defined Member holding Equity Participation Units in a Defined Business Unit (as such unit is established in the Articles of Incorporation) shall be eligible to receive patronage distributions from the Defined Business Unit as a separate allocation unit.

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            (b) DELIVERY RIGHTS AND OBLIGATIONS. The delivery rights and obligations of each Defined Member shall be as specified in the member marketing agreement between such Defined Member and this cooperative. Each such member marketing agreement shall at all times be subject to modification by this cooperative upon written notice to the Defined Member in question, provided that such modification is first approved by Defined Members holding a majority of the voting power of the Defined Business Unit in question who are present and voting at a meeting of Defined Members holding Equity Participation Units in such Defined Business Unit, where the notice of such meeting contains a statement of the proposed modification.

            (c) DEFINED MEMBER BOARDS. Each Defined Business Unit shall be represented by a Defined Member Board. The initial members of each Defined Member Board shall be selected by the Board of Directors of this cooperative. Subsequently, the members of the Defined Business Unit in question shall be entitled to elect, on a one Defined Member/one vote basis, the members of the Defined Member Board. Each Defined Member Board shall be made up of at least five (5) but not more than ten (10) individuals. Each member of a Defined Member Board must be (i) either a Defined Member or a representative of a Defined Member, and (ii) in good standing as a Defined Member and in full compliance with delivery obligations in and to such member's Defined Business Unit; provided, however, that no employee of this cooperative may serve as a member of any Defined Member Board. Each Defined Member Board shall be headed by a Chairperson selected by and from the Board of Directors of this cooperative. Each Defined Member Board shall meet at least quarterly (one of which meetings may be its annual meeting), and shall be charged with reflecting Defined Member concerns and providing a direct communication mechanism to the Board of Directors of this cooperative. Individuals serving on a Defined Member Board shall serve for staggered terms of three (3) years and until their successors are elected and have qualified.

            SECTION 4 - TERMINATION OF MEMBERSHIP. If the Board of Directors determines that a member has become ineligible for membership in this cooperative, such member shall have no rights or privileges on account of such membership in the management of the affairs of this cooperative, and the membership of such member may be terminated by the Board of Directors. Membership may, at the discretion of the Board of Directors, be terminated whenever the Board of Directors by resolution finds that a member has:

            (a) intentionally or repeatedly violated any provision of the Articles of Incorporation, Bylaws or Board policies of this cooperative; or

            (b) failed to patronize this cooperative for a period of twelve (12) consecutive months; or

            (c) breached any contract with this cooperative; or

            (d) willfully obstructed any lawful purpose or activity of this cooperative; or

            (e) remained indebted to this cooperative for ninety (90) days after such indebtedness becomes payable; or

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            (f) died or legally dissolved;

provided, however, that termination of any member's membership as a result of any of the circumstances listed in paragraphs (a) through (f) above shall not be deemed to revoke such member's consent contained in Article VIII hereof but rather such member may only revoke such consent in writing. Upon termination of membership said member shall thereafter have no voting rights in this cooperative. A terminated member's patronage credits shall be revolved or retired in the same manner as the patronage credits of members. No action taken hereunder shall impair the obligations or liabilities of either party under any contract with the cooperative which may be terminated only as provided therein.

                                   ARTICLE II.
                               MEETINGS OF MEMBERS

            SECTION 1 - ANNUAL AND SPECIAL MEETINGS. The annual meeting of the members of this cooperative shall be held at a time and place fixed by the Board of Directors. Special meetings of the members of this cooperative may be called by the Board of Directors or upon the written petition of twenty percent (20%) of the members. The special members' meeting shall be held at the time and place specified in the notice of the meeting, and the notice shall also state the purpose of the special members' meeting. No business shall be considered at the special members' meeting except as mentioned in the notice of the meeting.

            SECTION 2 - NOTICE OF MEETINGS. Notice of the annual meeting of the members of this cooperative shall be published or mailed as prescribed by Minnesota Statutes Section 308A.611, Subdivision 5. Notice of a special meeting of the members of this cooperative shall be published or mailed as prescribed by Minnesota Statutes Section 308A.615, Subdivision 2. The notice of meetings must be published at least two weeks before the date of the meeting or mailed at least 15 days before the date of the meeting. The notice shall state the date, time, and place of the meeting, and in the case of a special meeting, the purposes for which the meeting is called. The Secretary shall execute a certificate which contains a copy of the notice, shows the date of mailing or publication (as the case may be), and states the notice was mailed or published (as the case may be) as prescribed by these Bylaws. The certificate shall be made a part of the meeting. The failure of any member to receive notice shall not invalidate any action which may be taken by the members at a meeting.

            SECTION 3 - VOTING POWER. The voting power of the members of this cooperative shall be exercised as follows:

            (a) COOPERATIVE ASSOCIATION MEMBERS. Each Cooperative Association Member shall be entitled to the number of permitted votes designated by the Board of Directors of this cooperative, which shall be determined based on the following formula:

                        (i) One (1) vote for each producer of agricultural
            products registered and accepted as a member of such Cooperative Association Member who patronized the

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            Cooperative Association Member within the preceding fiscal year by purchasing or marketing goods or services supplied by or marketed by this cooperative; plus

                        (ii) One (1) vote for each $10,000, or major fraction
            thereof, of the average annual business transacted with this cooperative and with CENEX, Inc. (combined sales to and purchases from) during the three years ending on the last day of this cooperative's fiscal year last ended prior to the meeting; plus

                        (iii) One (1) vote for each $1,000, or major fraction
            thereof, of equity issued by this cooperative as a patronage refund and standing on the books of this cooperative in the name of such Cooperative Association Member.

For purposes of Section 3(a)(ii), the dollar value of commodities delivered by a Defined Member to a Cooperative Association Member for handling by and on behalf of this cooperative and the Defined Member shall be included in the calculation for determining the number of permitted votes of the Cooperative Association Member. For purposes of Section 3(a)(iii), the face amount of any Equity Participation Units issued to and held by a Cooperative Association Member shall be included in the determination of the amount of equity in this cooperative held by such Cooperative Association Member. In determining the number of permitted votes of a Cooperative Association Member, the Board of Directors of this cooperative shall give due consideration to the membership eligibility criteria set forth in these Bylaws and the Articles of Incorporation of this cooperative, and shall have the authority to suspend or adjust voting power to reflect such criteria, including without limitation the authority to establish reasonable procedures to address special circumstances, for example, procedures to annualize the average annual business of Cooperative Association Members having less than three full years of business included in the averaging period and procedures to equitably measure the business transacted by Cooperative Association Members that have acquired or merged with other entities that did business with this cooperative or with CENEX, Inc. within the averaging period. The Board of Directors of this cooperative also may require such supporting information from Cooperative Association Members as it deems necessary or appropriate to determine the number of permitted votes of the Cooperative Association Members hereunder.

Each Cooperative Association Member shall be represented at members' meetings of this cooperative by elected or appointed delegates, which delegates shall exercise the voting rights of such Cooperative Association Member at such meetings as hereinafter provided.

            (b) INDIVIDUAL MEMBERS AND DEFINED MEMBERS. Each Individual Member and each Defined Member shall have one (1) vote; provided, however, that, except as such Individual Member or such Defined Member shall cast a vote individually in person at an annual or special meeting (as hereinafter provided), or by mail when a mail ballot has been provided for, and except for votes of Defined Members for elections to Defined Member Boards, such Individual Member or Defined Member may be grouped with other Individual Members and Defined Members in local units (hereinafter referred to as "Patrons' Associations") as may be established from time to time by the Board of Directors of this cooperative. An Individual Member who intends to exercise such Individual Member's vote individually hereunder shall be

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entitled to do so only after obtaining a certificate on a form provided by this cooperative and signed by the manager of the line elevator, feed mill or other facility patronized by such Individual Member, certifying that such Individual Member is a member of this cooperative. A Defined Member who intends to exercise such Defined Member's vote individually hereunder shall be entitled to do so after giving notice of such intent to this cooperative on a form provided by this cooperative. Such certificate or notice (as the case may be) shall be sent to this cooperative by such member or manager no less than ten (10) days or more before the annual or special meeting concerned, provided that in the discretion of the Credentials Committee, any certificates or notices (as the case may be) sent thereafter may also be honored.

            (c) PATRONS' ASSOCIATIONS. The delegates representing Individual Members and Defined Members (as provided herein) grouped in each Patrons' Association shall be entitled (in the aggregate) to the number of permitted votes designated by the Board of Directors of this cooperative, which shall be determined based on the following formula:

                        (i) One (1) vote for each Individual Member and Defined
            Member grouped in such Patrons' Association (minus one vote for any Individual Member or Defined Member in such Patrons' Association who chooses to cast a vote personally, as hereinbefore provided); plus

                        (ii) One (1) vote for each $10,000, or major fraction
            thereof, of the average annual business transacted with this cooperative (combined sales to and purchases from) by the Individual Members and Defined Members grouped in such Patrons' Associations, during the three years ending on the last day of this cooperative's fiscal year last ended prior to the meeting; plus

                        (iii) One (1) vote for each $1,000, or major fraction
            thereof, of equity issued by this cooperative as a patronage refund and standing on the books of this cooperative in the name of the Individual Members and Defined Members grouped in such Patrons' Associations, calculated on an aggregate basis.

For purposes of Section 3(c)(iii), the face amount of any Equity Participation Units issued to and held by an Individual Member or a Defined Member shall be included in the determination of the amount of equity held by such members. In determining the number of permitted votes of a Patron Association, the Board of Directors of this cooperative shall have the authority to establish reasonable procedures to address special circumstances. For example, procedures to annualize the average annual business of Individual Members and Defined Members having less than three full years of business included in the averaging period and procedures to equitably measure the business transacted by Individual Members and Defined Members that patronized entities that were acquired or merged with this cooperative within the averaging period. The Board of Directors of this cooperative also may require such supporting information from or relating to the Individual Members and Defined Members grouped in Patrons' Associations as it deems necessary or appropriate to determine the number of permitted votes of the Patrons' Associations hereunder.

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The Individual Members and Defined Members grouped in each Patrons' Association shall be represented at members' meetings of this cooperative by elected delegates, which delegates shall exercise the voting rights of the Individual Members and Defined Members grouped in such Patrons' Association at such meetings as hereinafter provided. Such delegates and their alternates shall be elected on a one member/one vote basis by the Individual Members and the Defined Members grouped in the Patrons' Association, at an annual meeting of such Patrons' Association held following reasonable notice, and pursuant to such other procedures as the Board of Directors of this cooperative may establish from time to time. In no instance shall managers or other employees of this cooperative appoint such delegates or alternates. Such delegates shall exercise the same powers at such members' meetings as the delegates of Cooperative Association Members may exercise.

            SECTION 4 - MANNER OF VOTING. At annual and special meetings of members of this cooperative, the designated number of permitted votes of members as hereinabove provided shall be cast in the following manner:

            (a) Each Individual Member and each Defined Member who is certified or has provided notice to vote individually as further provided in these Bylaws shall be entitled to cast such Member's own vote in person.

            (b) Each Cooperative Association Member and the Individual Members and Defined Members grouped in each Patrons' Association shall cast its designated number of permitted votes through duly selected delegates (or their duly selected alternates). The maximum number of delegates that may represent a Cooperative Association Member or the Individual Members and Defined Members grouped in a Patrons' Association at members' meetings, and the maximum number of votes that each delegate may carry at such meetings, shall be as authorized by the Board of Directors. The aggregate number of permitted votes that the delegates of a Patrons' Associations are entitled to cast in all proceedings of a meeting shall be reduced by the number of Individual Members and Defined Members grouped with the Patrons' Association who have registered in person at such meeting (unless such in-person members have already been taken into account in the calculation of the voting power of the Patrons' Association).

            (c) There shall be no mail voting except in cases where, in the notice of the meeting, the Board of Directors of this cooperative shall have submitted a specific issue or issues for a mail vote. In such case, a mail vote cast by a Cooperative Association Member shall be binding upon the delegates representing such Cooperative Association Member at the meeting (if any) on the issue or issues so submitted. The voting power of a Cooperative Association Member may not be split between mail voting and voting in person by delegates of the Cooperative Association Member upon an issue or issues submitted for mail vote. No combination of mail voting and voting in person by delegates of the same Patrons' Association upon an issue or issues submitted for mail vote shall be permitted. An attempt by a Cooperative Association Member or delegates of a Patrons' Association to do such splitting or combining shall be treated as having the effect of not voting on the issue or issues so submitted. Delegates of Cooperative Association Members and Patrons' Associations which have not cast a vote by mail upon the issue or issues submitted for mail vote shall cast the vote or votes of the respective members they are representing upon said issue or issues in the manner prescribed by the chairman of said meeting. Nothing in this section shall, however, prevent an annual or special meeting of this cooperative from considering and acting upon issues in addition to those submitted for mail vote, to the extent permitted by law; and such issues shall be voted upon by delegates (and alternates) in the manner hereinabove provided for other than mail votes.

            (d) The mail vote of a Cooperative Association Member shall be cast as determined by the Board of Directors of the Cooperative Association Member and the voting power of such mail vote may not be split between yes and no votes, unless expressly authorized by the Board of Directors of this cooperative in the notice of the meeting which provides for the mail vote. The mail ballot used by a Cooperative Association Member to cast its vote shall contain the certificate of the secretary or the president of the Cooperative Association Member that the vote shown thereon is so cast by the direction of said member's Board of Directors and stating such supporting information as may be prescribed by the Board of Directors of this cooperative.

            (e) The mail vote cast by each Patrons' Association shall be determined by the delegate or delegates last certified by the Patrons' Association to this cooperative as provided in these Bylaws. The mail ballot used by the delegate or delegates of a Patrons' Association to cast its mail vote shall contain the certificate of the delegate or delegates that the vote shown thereon is so cast, and stating such supporting information as may be prescribed by the Board of Directors of this cooperative.

            (f) The mail vote cast by each Individual Member or Defined Member of this cooperative shall be on such form of ballot as may be prescribed by the Board of Directors of this cooperative, and shall include (i) in the case of Individual Members, the certificate that such member is a member of this cooperative; and (ii) in the case of a Defined Member, the notice of intent to vote individually, in either case as provided for in Section 3(b) of this
Article II.

            (g) There shall be no voting by proxy or under power of attorney at any annual or special meeting of this cooperative.

            SECTION 5 - QUORUM AND REGISTRATION.

            (a) A quorum necessary to the transaction of business at any annual or special meeting of this cooperative shall be at least ten percent (10%) of the total number of members in this cooperative represented in person by delegates or by mail votes when the members do not exceed five hundred (500) in number. If the members of this cooperative exceed five hundred (500) in number, fifty (50) members of this cooperative represented in person by delegates (or alternates) or by mail votes shall constitute a quorum. In determining a quorum at any meeting, on a question submitted to a vote by mail, as hereinabove provided, members represented in person by delegates (or alternates) or represented by mail vote shall be counted. The fact of the attendance of a sufficient number of members to constitute a quorum shall be established by a registration of the members of this cooperative present at such meeting, which registration shall be verified by the Chairman and Secretary of this cooperative and shall be reported in the minutes of the meeting.

            (b) Registration of Individual Members and Defined Members and of delegates (or alternates) of Cooperative Association Members and Patrons' Associations shall close at such hour on the day for which an annual or special meeting is called (or in case it is called for a series of days, at such hour on the first day thereof) as the Board of Directors of this cooperative shall determine and specify in the Notice of Meeting, or at such later time to which the close of registration may be extended by majority vote of those registered before said initial time for closing of registration. Persons otherwise eligible to vote, either as Individual Members, Defined Members or as delegates or alternates, but not registered as in attendance at or before said time (original or as extended), shall have no right to vote in any of the affairs of the meeting (including, but not limited to, election of Directors).

            (c) Each Cooperative Association Member and Patrons' Association shall certify its delegates and alternates to this cooperative, in the manner prescribed by the Board of Directors of this cooperative. The delegates (and alternates) so certified, and found by this cooperative to be eligible to be seated at the meeting or meetings of this cooperative, shall represent their Cooperative Association Members or Patrons' Associations, as the case may be, to the extent and in the manner provided in this Article. In matters of which advance notice has been given, such delegates and alternates shall endeavor to inform themselves as to the views of the membership of the Cooperative Association Member or Patrons' Association which they represent.

            (d) No individual shall serve as a delegate for more than one member of this cooperative. Delegates and alternates representing Patrons' Associations must be an Individual Member or Defined Member grouped with such Patrons' Association. The Board of Directors may establish such additional eligibility criteria, procedures, standards and structure with respect to the delegate system of this cooperative as it from time to time deems advisable. No employee of this cooperative shall serve as a delegate or alternate at any meeting of this cooperative; if any such person shall be certified as a delegate or alternate of a member, such person shall nevertheless not be seated as such.

            (e) Duly selected delegates and alternates certified in the manner described above shall serve in such capacity in accordance with these Bylaws until such delegate's (or alternate's) successor is selected and qualified, but in no event shall such certificate of selection be valid for more than two years; provided, further, that the election or appointment of any delegate or alternate may be revoked by the Cooperative Association Member that a delegate or alternate represents (effective as of the date this cooperative receives notice of such revocation) or, in the case of delegates or alternates representing Patrons' Associations, the election shall terminate in the event the delegate or alternate ceases to be an Individual Member or Defined Member of this cooperative.

            (f) A cooperative association which conducts business with this cooperative on a patronage basis as a nonmember patron in the manner prescribed by these Bylaws may have a representative present at a meeting of the members of this cooperative only as authorized by the Board of Directors of this cooperative. A representative so authorized shall have no voting rights and shall only be recognized to speak at the discretion of the Chairman of the meeting.

            (g) Nothing herein shall prevent Individual Members or Defined Members of this cooperative or of Cooperative Association Members, who are not delegates to the annual meetings or special meetings of this cooperative from serving as chairperson of a regional meeting or as chairperson or member of a committee.

            (h) Each member of the Board of Directors of this cooperative shall have the right to speak on any subject during annual or special meetings of this cooperative.

                                  ARTICLE III.
                                    DIRECTORS

            SECTION 1 - BOARD OF DIRECTORS. The business and affairs of this cooperative shall be governed by the Board of Directors of this cooperative. Until the annual meeting of the members of this cooperative to be held in 1999, the Board of Directors shall consist of 27 directors, which shall be comprised of the 14 individuals serving on the Harvest States Cooperatives Board and the 13 individuals serving on the CENEX Board at the effective time of the combination, designated in the Articles of Incorporation and these Bylaws as the "transition Board of Directors." Commencing upon the election and qualification of directors at the annual meeting of members of this cooperative following the close of the fiscal year of this cooperative ending in calendar year 1999 (hereinafter referred to as the "1999 annual meeting"), the Board of Directors shall consist of seventeen (17) directors, who shall be elected at the 1999 annual meeting and each subsequent annual meeting of the members as more fully provided herein.

            SECTION 2 - DIRECTOR QUALIFICATIONS. The qualifications for the office of director shall be as follows:

            (a) At the time of the election, the individual must be less than the age of 68.

            (b) The individual must be a member of this cooperative or a member of a Cooperative Association Member.

            (c) The individual must reside in the Region from which he or she is to be elected.

            (d) The individual must be an active farmer or rancher. For purposes of this section, "active farmer or rancher" means an individual whose primary occupation is that of a farmer or rancher.

            (e) The definition of "farmer or rancher" shall not include anyone who is a full-time employee of this cooperative, or of a Cooperative Association Member.

            (f) The individual must currently be serving or shall have served at least one full term as a director of a Cooperative Association Member of this cooperative.

            (g) The qualifications set forth in this Section 2 shall become effective immediately upon the adoption of these Bylaws, except that the qualifications in (f) above shall not apply to any individual serving as a director of this cooperative on the date of said adoption.

            SECTION 3 - TRANSITION BOARD OF DIRECTORS; 1999 ELECTIONS.

            (a) In order to preserve continuity of governance of this cooperative and the harmonious transition of the Board of Directors from 27 directors to 17 directors at the 1999 annual meeting, the terms of the directors of the transition Board of Directors shall be staggered and the downsizing accomplished through "runoff elections" at the 1999 annual meeting, as further provided in this Section 3. One-third (or as nearly as possible) of the directors shall be elected at each annual meeting of the members thereafter, in the manner as provided in Section 4 of this Article III. The determination of the staggered terms of the transition Board of Directors to achieve this result shall be made in an impartial manner using any such fair and equitable method as the transition Board of Directors may determine.

            (b) The election of directors at the 1999 annual meeting (as determined in accordance with paragraph (a) above) shall consist of "runoff elections" or, in the event that fewer than six "runoff elections" are required to accomplish the downsizing, additional open elections will be held to achieve the requirement of staggered terms. Runoff elections shall be held in the manner described in (c) below. "Open" elections for directors at the 1999 annual meeting and the term of the directors elected in such open elections, shall be for the term and held in the manner described in Section 4 of this Article III.

            (c) With respect to runoff elections at the 1999 annual meeting, members and delegates from each Region who are registered in accordance with these Bylaws shall meet separately by Region for the purpose of electing the directors of this cooperative from such Region involved in the elections. Runoff elections shall be limited to eligible incumbent directors within a Region where runoff elections are required. Where more than one director within a Region will be elected by a runoff election at the 1999 annual meeting, each such runoff election shall be designated a "Harvest States" runoff election or a "CENEX" runoff election, as the case may be, and in such instance the eligible incumbent directors for each such designated runoff election shall be limited to the incumbent directors originally elected by the Harvest States members or CENEX members, respectively, for such Region. Although such designations shall limit the incumbent director participants in the runoff election, all members of this cooperative within such Region shall be eligible to vote for such candidates in the runoff election in the manner otherwise provided in these Bylaws for director elections generally, without regard to prior membership.

            (d) The term of the directors elected in "runoff elections" held at the 1999 annual meeting shall be one (1), two (2), or three (3) years and until their respective successors are elected and qualified, as shall be determined by the transition Board of Directors to achieve the downsizing of the Board as contemplated by this
Section 3.

            (e) If a director's position on the transition Board of Directors becomes vacant, the remaining directors may fill the director's position until the 1999 annual meeting. Any vacancy on the transition Board of Directors filled by the remaining directors shall become a "runoff election" seat or an "open election" seat at the 1999 annual meeting, as the transition Board of Directors may determine with due regard to the considerations outlined in this Section 3.

            SECTION 4 - ELECTION OF DIRECTORS.

            (a) At the 1999 annual meeting and at each annual meeting of the members thereafter (other than "runoff elections" in 1999 as previously described), directors shall be elected to fill vacancies created by expired terms. The term of office of such directors shall be three (3) years and until their respective successors are elected and qualified.

            (b) The nomination and election of directors of this cooperative shall be by Region. The territory served by this cooperative shall be divided into the following Regions, with the Board of Directors, effective at the 1999 annual meeting and thereafter, composed of the following number of directors from each Region:

            REGION NUMBER 1 - which shall include the State of Minnesota, and shall be represented by five (5) persons who must be residents of Region Number 1;

            REGION NUMBER 2 - which shall include the States of Montana and Wyoming, and shall be represented by one (1) person who must be a resident of Region Number 2;

            REGION NUMBER 3 - which shall include the State of North Dakota, and shall be represented by (3) persons who must be residents of Region Number 3;

            REGION NUMBER 4 - which shall include the State of South Dakota, and shall be represented by two (2) persons who must be residents of Region Number 4;

            REGION NUMBER 5 - which shall include the States of Wisconsin, Michigan and Illinois, and shall be represented by two (2) persons who must be residents of Region Number 5;

            REGION NUMBER 6 - which shall include the States of Alaska, Arizona, California, Idaho, Oregon, Washington and Utah, and shall be represented by two (2) persons who must be residents of Region Number 6;

            REGION NUMBER 7 - which shall include the States of Iowa and Missouri, and shall be represented by one (1) person who must be a resident of Region Number 7; and

            REGION NUMBER 8 - which shall include the States of Colorado, Nebraska, Kansas, Oklahoma and Texas, and shall be represented by one (1) person who must be a resident of Region Number 8.

            (c) From time to time, the Board of Directors shall review member representation. Future redistricting plans shall be designed to maintain equitable representation. Any redistricting plan shall be determined by using a weighted formula based on sales/purchases, number of members, and equity by Region. All future redistricting plans shall be subject to member approval at either a special or annual meeting of the members of this cooperative.

            (d) With respect to open elections at the 1999 annual meeting and at each subsequent annual meeting of the members of this cooperative, Individual Members, Defined Members, and delegates from each Region who are registered in accordance with these Bylaws shall meet separately by Region for the purpose of nominating and electing the directors of this cooperative from such Region. At each such regional meeting, nominations for the election of directors shall be made by the members or delegates of this cooperative and may be made by balloting, nominating committee, petition of members or from the floor; provided that nominations from the floor shall be requested in addition to nominations made by petition or nominating committee. Before each annual meeting of the members of this cooperative, the Board of Directors may appoint a nominating committee to supervise the nominating procedure for election of directors, which procedure shall be prescribed by the Board of Directors.

            (e) When nominations have been closed, the Individual Members, Defined Members and delegates at each regional meeting shall vote on each of the nominees, and the director or directors from such Region shall be elected by a majority of the votes cast at such regional meeting. The Board of Directors shall have the power and authority to adopt a policy and procedure for assigning to an existing Region those members who are not residents of any Region established in Section 4(b) above. Such policy and procedure may be amended from time to time at the discretion of the Board of Directors. Each such regional election shall be binding upon the annual meeting and upon this cooperative, without any ratification or right of rescission or veto by Individual Members or Defined Members or delegates, or any combination thereof, of other Regions. A temporary Chairman of each such regional meeting shall be selected by the Chairman of this cooperative, to serve until a Chairman of such regional meeting is elected by the Individual Members, Defined Members and delegates at such regional meeting. Election of directors shall be by balloting when there are two or more nominees for a position to be filled, or when there are more nominees than there are positions to be filled.

            SECTION 5 - VACANCIES. Subject to the provisions of Section 3 of this Article III, each vacancy occurring on the Board of Directors may be filled by the remaining directors until the next annual meeting of the members when the members shall elect a director to serve for the unexpired term, provided that vacancies on the Board created by any amendment of the Articles of Incorporation or Bylaws shall first be filled at the annual meeting of the members next following the adoption of such amendment unless otherwise provided in the amendment.

            SECTION 6 - MEETINGS. The Board of Directors shall meet regularly at such times and places as the Board may determine. Special meetings may be called by the Chairman or any three directors. All meetings shall be held on such notice as the Board may prescribe provided that any business may be transacted at any meeting without specification of such business in the notice of such meeting. Directors may participate in any such meeting by means of a conference telephone conversation or other comparable method of communication by which all persons participating in the meeting can hear and communicate with each other; and for purposes of taking any action at the meeting, any such directors shall be deemed present in person at the meeting.

            SECTION 7 - QUORUM AND VOTING. A quorum shall consist of a majority of the directors. A majority vote of the directors present shall decide all questions except where a greater vote is required by the Articles of Incorporation, by these Bylaws or by law.

            SECTION 8 - ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all directors consent thereto in writing and the writing or writings are held with the minutes or proceedings of the Board of Directors.

            SECTION 9 - BORROWINGS. The Board of Directors shall have power to authorize and approve the borrowing of money and the pledging and mortgaging of any or all of the assets of this cooperative as security for the sums so borrowed.

                                   ARTICLE IV.
                               DUTIES OF DIRECTORS

            SECTION 1 - GENERAL POWERS. The business and affairs of this cooperative shall be governed by the Board of Directors of this cooperative. The Board of Directors shall exercise all of the powers of this cooperative except such as are by law, the Articles of Incorporation, or these Bylaws conferred upon or reserved to the members. The Board of Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law, the Articles of Incorporation, or these Bylaws, as it may deem advisable. The Board of Directors may establish one or more than one committee having such powers and authority as are delegated to it by the Board of Directors.

            SECTION 2 - BONDS AND INSURANCE. The Board of Directors may require the officers, agents, or employees charged by this cooperative with responsibility for the custody of any of its funds or property to give adequate bonds. Such bonds, unless cash security is given, shall be furnished by a responsible bonding company and approved by the Board of Directors and the cost thereof shall be paid by this cooperative. The Board of Directors shall provide for the adequate insurance of the property of the cooperative, or property which may be in the possession of this cooperative, or stored by it, and not otherwise adequately insured, and in addition adequate insurance covering liability for accidents to all employees and the public.

            SECTION 3 - ACCOUNTING SYSTEM AND AUDIT. The Board of Directors shall install and maintain an adequate system of accounts and records. At least once in each year the books and accounts of this cooperative shall be audited and a review of such audit shall be published annually, and a report of such audit shall in addition be made at the next annual meeting of the members.

            SECTION 4 - DEPOSITORY. The Board of Directors shall have power to select one or more banks to act as depositories of the funds of this cooperative, and to determine the manner of receiving, depositing, and disbursing the funds of this cooperative, the form of checks, and the person or persons by whom they shall be signed, with the power to change such banks and the person or persons signing such checks and the form thereof at will.


                                   ARTICLE V.
                                    OFFICERS

            SECTION 1 - ELECTION OF OFFICERS. Promptly following each annual meeting of the members, the Board of Directors shall elect from its membership a Chairman, one or more Vice Chairmen, a Secretary, a Treasurer, and such other officers as it shall deem necessary. The Board of Directors shall also elect a Chief Executive Officer, who need not be a director of this cooperative. Upon the recommendation of the Chief Executive Officer, the Board of Directors may elect a President and General Manager, a Chief Financial Officer, one or more Vice Presidents (with such designations as recommended by the Chief Executive Officer), Assistant Secretaries and Assistant Treasurers, and such additional officers with such authority and duties as may be prescribed by the Board of Directors upon the recommendation of the Chief Executive Officer, none of whom need be a director of this cooperative. Other than the office of Chairman and Vice Chairman, one person may hold one or more of the offices provided for above, if eligible to hold each such office. If any vacancy shall occur among the offices of Chairman, Vice Chairmen, Secretary or Treasurer, it shall be filled by the Board of Directors at its next regular meeting following the vacancy.

            SECTION 2 - CHAIRMAN. The Chairman shall preside at all meetings of the members and the Board of Directors. Except where the signature of the Chief Executive Officer is required, the Chairman shall possess the same power as the Chief Executive Officer to sign all certificates, contracts and other instruments of this cooperative which may be authorized by the Board of Directors.

            SECTION 3 - VICE CHAIRMEN. In the absence or disability of the Chairman, the Vice Chairmen, in the order designated by the Board of Directors, shall perform the duties and exercise the powers of the Chairman. Each Vice Chairman shall have such other duties as are assigned to such Vice Chairman from time to time by the Board of Directors.

            SECTION 4 - CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of this cooperative, shall have general supervision of the affairs of this cooperative, shall sign or countersign all certificates, contracts or other instruments of this cooperative as authorized by the Board of Directors, shall make reports to the Board of Directors and members, shall recommend the officers of this cooperative to the Board of Directors for election (except the offices of Chairman, Vice Chairmen, Secretary or Treasurer), and shall perform such other duties as are incident to the Chief Executive Officer's office or are properly required by the Board of Directors. In the event the office of President and General Manager is not filled, the Chief Executive Officer shall also serve as the President of this cooperative and may exercise the authority of the office of Chief Executive Officer in either or both capacities.

            SECTION 5 - PRESIDENT AND GENERAL MANAGER. The President and General Manager shall report to the Chief Executive Officer of this cooperative, and shall perform such duties as the Board of Directors may prescribe upon the recommendation of the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President and General Manager shall perform the duties and exercise the powers of the Chief Executive Officer.

            SECTION 6 - VICE PRESIDENTS. In the absence or disability of the President and General Manager, the Vice Presidents, in the order designated by the Board of Directors, shall perform the duties and exercise the powers of the President. Each Vice President shall have such other duties as are assigned to such Vice President from time to time by the Chief Executive Officer or the President and General Manager.

            SECTION 7 - SECRETARY. The Secretary shall keep complete minutes of each meeting of the members and of the Board of Directors, and shall sign with Chairman or the Chief Executive Officer all notes, conveyances and encumbrances of real estate, capital securities and instruments requiring the corporate seal; provided that the Secretary, in writing, may authorize any other officer or employee to execute or sign the Secretary's name to any or all such instruments. The Secretary shall keep a record of all business of this cooperative, prepare and submit to the annual meeting of the members a report of the previous fiscal year's business, and give all notice as required by law. The Secretary shall perform such other duties as may be required by the Board of Directors. The Board of Directors may delegate, or authorize the Secretary to delegate, to any other officer or employee, under the supervision of the Secretary, all or any of the duties enumerated in this section.

            SECTION 8 - TREASURER. The Treasurer shall supervise the safekeeping of all funds and property of this cooperative, supervise the books and records of all financial transactions of this cooperative, and perform such other duties as may be required by the Board of Directors. The Board of Directors may delegate, or authorize the Treasurer to delegate, to any other officer or employee, under the supervision of the Treasurer, all or any of the duties enumerated in this section.

                                   ARTICLE VI.
                          INDEMNIFICATION AND INSURANCE

            SECTION 1 - INDEMNIFICATION. This cooperative shall indemnify each person who is or was a director, officer, manager, employee, or agent of this cooperative, and any person serving at the request of this cooperative as a director, officer, manager, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred to the fullest extent to which such directors, officers, managers, employees or agents of an cooperative may be indemnified under the law of the State of Minnesota or any amendments thereto or substitutions therefor.

            SECTION 2 - INSURANCE. This cooperative shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, employee, or agent of this cooperative, or is or was serving at the request of this cooperative as a director, officer, manager, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against that person and incurred by that person in any such capacity.


                                  ARTICLE VII.
                     METHOD OF OPERATION - PATRONAGE REFUNDS

            SECTION 1 - COOPERATIVE OPERATION. This cooperative shall be operated upon the cooperative basis in carrying out its business within the scope of the powers and purposes defined in the Articles of Incorporation. Accordingly, the net income of this cooperative in excess of amounts credited by the Board of Directors to Capital Reserves and amounts of dividends, if any, paid with respect to equity capital shall be accounted for and distributed annually on the basis of allocation units as provided in this Article VII. In determining the net income or net loss of this cooperative or its allocation units, there shall be taken into account this cooperative's share of the net income or net loss of any unincorporated entity in which it owns an equity interest, patronage dividends distributed by other cooperatives of which it is a patron and, to the extent determined by the Board of Directors, its share of the undistributed net income or net loss of any corporation in which it owns an equity interest.

            Each transaction between this cooperative and each member shall be subject to and shall include as a part of its terms each provision of the Articles of Incorporation and Bylaws of this cooperative, whether or not the same be expressly referred to in said transaction. Each member for whom this cooperative markets or procures goods or services shall be entitled to the net income arising out of said transaction as provided in this Article VII unless such member and this cooperative have expressly agreed to conduct said business on a nonpatronage basis. No nonmember for whom this cooperative markets or procures goods or services shall be entitled to the net income arising out of said transactions as provided in this Article VII unless this cooperative agrees to conduct said business on a patronage basis.

            SECTION 2 - PATRONS; PATRONAGE BUSINESS; NONPATRONAGE BUSINESS. As used in this Article VII, the following definitions shall apply:

                  (a) The term "patron" shall refer to any member or nonmember with respect to business conducted with this cooperative on a patronage basis in accordance with Section 1 of this Article VII.

                  (b) The term "patronage business" shall refer to business done by this cooperative with or for patrons.

                  (c) The term "nonpatronage business" shall refer to business done by this cooperative that does not constitute "patronage business."

            SECTION 3 - ESTABLISHMENT OF ALLOCATION UNITS. Allocation units shall be established by the Board of Directors on a reasonable and equitable basis and they may be functional, divisional, departmental, geographic, or otherwise; provided, that each Defined Business Unit shall be accounted for as a separate allocation unit. The Board of Directors shall adopt such reasonable and equitable accounting procedures as will, in the Board's judgment, equitably allocate among such allocation units this cooperative's income, gains, expenses and losses and, to the extent provided in Section 1 of this Article VII, patronage dividends received by this cooperative and its share of income, gain, loss and deduction of other entities in which it owns an interest.

            SECTION 4 - DETERMINATION OF THE PATRONAGE INCOME OR LOSS OF AN ALLOCATION UNIT. The net income or net loss of an allocation unit from patronage business for each fiscal year shall be the sum of (1) the gross revenues directly attributable to goods or services marketed or procured for patrons of such allocation unit, plus (2) an equitably apportioned share of other items of income or gain attributable to this cooperative's patronage business, less (3) all expenses and costs of goods or services directly attributable to goods or services marketed or procured for patrons of such allocation unit, less (4) an equitably apportioned share of all other expenses or losses attributable to this cooperative's patronage business, dividends on equity capital and distributable net income from patronage business that is credited to the Capital Reserve pursuant to Section 8(c) of this Article VII. The foregoing amounts shall be determined in accordance with the accounting treatment used by the cooperative in calculating its taxable income for federal income tax purposes; provided, however, that the Board of Directors may prospectively adopt a reasonable alternative method. Expenses and cost of goods or services shall include without limitation such amounts of depreciation, cost depletion and amortization as may be appropriate, any unit retentions provided in Section 10 of this Article VII, amounts incurred for the promotion and encouragement of cooperative organization, and taxes other than federal income taxes. Such net income or net loss shall be subject to adjustment as provided in Sections 6 and 9(b) of this
Article VII relating to losses.

            SECTION 5 - ALLOCATION OF PATRONAGE INCOME WITHIN ALLOCATION UNITS. The net income of an allocation unit from patronage business for each fiscal year, less any amounts thereof that are otherwise allocated in dissolution pursuant to Article IX, shall be allocated among the patrons of such allocation unit in the ratio that the quantity or value of the business done with or for each such patron bears to the quantity or value of the business done with or for all patrons of such allocation unit. The Board of Directors shall reasonably and equitably determine whether allocations within any allocation unit shall be made on the basis of quantity or value.

            SECTION 6 - TREATMENT OF PATRONAGE LOSSES OF AN ALLOCATION UNIT.

            (a) METHODS FOR HANDLING PATRONAGE LOSSES. If an allocation unit incurs a net loss in any fiscal year from patronage business, this cooperative may take one or more of the following actions:

                        (i) Offset all or part of such net loss against the net
            income of other allocation units for such fiscal year to the extent allowed by law; provided, however, that the net income or net loss of a Defined Business Unit shall not be offset by the net loss of nor netted against the net income of other allocation units;

                        (ii) Establish accounts payable by patrons of the
            allocation unit that incurs the net loss that may be satisfied out of any future amounts that may become payable by this cooperative to each such patron;

                        (iii) Carry all or part of the loss forward to be
            charged against future net income of the allocation unit that incurs the loss;

                        (iv) Offset all or part of such net loss against the
            Capital Reserve;

                        (v) Cancel outstanding Patrons' Equities; provided,
            however, that the net loss of a Defined Business Unit shall not be applied in cancellation of Patrons' Equities of patrons of other allocation units and net losses of other allocation units may not be applied in cancellation of Patrons' Equities of patrons of Defined Business Units;

            (b) ALLOCATION OF NET LOSS AMONG PATRONS OF LOSS UNIT. Any cancellation of equities and/or establishment of accounts payable pursuant to this Section 6 shall be made among the patrons of an allocation unit in a manner consistent with the allocation of net income of such allocation unit.

            (c) RESTORATION OF NET LOSS OUT OF FUTURE NET INCOME. The future net income of an allocation unit that incurs a net loss may be reduced by part or all of such net loss that was offset against the Capital Reserve, Patrons' Equities of patrons of another allocation unit or against the net income of another allocation unit and may be used to restore the Capital Reserve, restore such Patrons' Equities or to increase the future net income of such other allocation unit; provided that reasonable notice of the intent to do so is given to the patrons of the loss unit.

            (d) BOARD DISCRETION. The provisions of this Section 6 shall be implemented by the Board of Directors, having due consideration for all of the circumstances which caused the net loss, in a manner that it determines is both equitable and in the overall best interest of this cooperative.

            (e) NO ASSESSMENTS AGAINST MEMBERS OR NONMEMBER PATRONS. There shall be no right of assessment against members or nonmember patrons for the purpose of restoring impairments to capital caused by net losses.

            SECTION 7 - DISTRIBUTION OF NET INCOME.

            (a) PATRONAGE REFUNDS. The net income allocated to a patron pursuant to Sections 5 and 9 of this Article VII shall be distributed annually or more often to such patron as a patronage refund; provided, however, that no distribution need be made where the amount otherwise to be distributed to a patron is less than a de minimus amount that may be established from time to time by the Board of Directors.

            (b) FORM OF PATRONAGE REFUNDS. Patronage refunds shall be distributed in cash, allocated patronage equities, revolving fund certificates, securities of this cooperative, other securities, or any combination thereof designated by the Board of Directors (all such patronage refunds referred to collectively herein as "Patrons' Equities), including, without limitation, the following instruments:

                        (i) CAPITAL EQUITY CERTIFICATES, in one or more than one
            class or series, in such designations or denominations, and with such relative rights, preferences, privileges and limitations as may be fixed by the Board of Directors, and bearing no interest, dividend or other annual payment.

                        (ii) CERTIFICATES OF INDEBTEDNESS in one or more than
            one class or series, in such designations or denominations, and with such relative rights, preferences, privileges and limitations as may be fixed by the Board of Directors, and bearing such maturity and rate of interest, if any, as may be fixed by the Board of Directors. Such certificates shall be callable for payment in cash or other assets at such times as may be determined by the Board of Directors.

                        (iii) NON-PATRONAGE EARNINGS CERTIFICATES, in one or
            more than one class or series, in such designations or denominations, and with such relative rights, preferences, privileges and limitations as may be fixed by the Board of Directors, with no maturity date, and bearing no interest, dividend or other annual payment. Non-Patronage Earnings Certificates may be distributed only to members and to nonmember patrons as part of the allocation and distribution of nonpatronage income. Such certificates shall be callable for payment in cash or other assets at such times as may be determined by the Board of Directors.

                        (iv) PREFERRED CAPITAL CERTIFICATES in one or more than
            one class or series, in such designations or denominations, and with such relative rights, preferences, privileges and limitations as may be fixed by the Board of Directors, and bearing no interest, dividend or other annual payment.

            (c) WRITTEN NOTICES OF ALLOCATION. The noncash portion of a patronage refund distribution that is attributable to patronage business shall constitute a written notice of allocation as defined in 26 U.S.C. Section 1388 which shall be designated by the Board of Directors as a qualified written notice of allocation, as a nonqualifed written notice of allocation or any combination thereof as provided in said section.

            (d) NO VOTING RIGHTS. Patrons' Equities shall not entitle the holders thereof to any voting or other rights to participate in the affairs of this cooperative (which rights are reserved solely for the members of this cooperative), provided that Patrons' Equities held by members of this cooperative shall be a factor in determining the voting power of such members as more particularly provided in these Bylaws.

            (e) TRANSFER RESTRICTION. Patrons' Equities may only be transferred with the consent and approval of the Board of Directors, and by such instrument of transfer as may be required or approved by this cooperative.

            (f) BOARD AUTHORITY TO ALLOW CONVERSION. The Board of Directors of this cooperative also shall have the authority to allow conversion of Patrons' Equities into Equity Participation Units, Preferred Equities or such other debt and/or equity instruments of this cooperative on such terms as shall be established by the Board of Directors.

            (g) REVOLVEMENT DISCRETIONARY. No person shall have any right whatsoever to require the retirement or redemption of any Patrons' Equities except in accordance with their term, or of any allocated capital reserve. Such redemption or retirement is solely within the discretion and on such terms as determined from time to time by the Board of Directors of this cooperative.

            SECTION 8 - CAPITAL RESERVE. The Board of Directors shall cause to be created a Capital Reserve and, except as otherwise provided in Section 9 of this Article VII, shall annually add to the Capital Reserve the sum of the following amounts:

            (a) The annual net income of this cooperative attributable to nonpatronage business;

            (b) Annual net income from patrons who are unidentified or to whom the amount otherwise to be distributed is less than the de minimus amount provided in Section 7(a) of this Article VII; and

            (c) An amount not to exceed 10% of the distributable net income from patronage business. The discretion to credit patronage income to a Capital Reserve shall be reduced or eliminated with respect to the net income of any period following the adoption of a Board resolution that irrevocably provides for such reduction or elimination with respect to such period.

Federal income taxes shall be charged to the Capital Reserve.

            SECTION 9 - ALLOCATION AND DISTRIBUTION OF NONPATRONAGE INCOME AND LOSS.

            (a) NONPATRONAGE INCOME. The Board of Directors shall have the discretion to allocate to allocation units amounts that are otherwise to be added to the Capital Reserve pursuant to Section 8(a) of this Article VII. Such allocation may be made on the basis of any reasonable and equitable method. Amounts so allocated to allocation units shall be further allocated among the patrons thereof on a patronage basis using such method as the Board of Directors determines to be reasonable and equitable. Amounts so allocated shall be distributed to patrons thereof in the form of cash, property, Non-Patronage Earnings Certificates, or any combination thereof designated by the Board of Directors. The Board of Directors may determine whether and to what extent nonmember patrons may share in such distributions.

            (b) NONPATRONAGE LOSS. If the cooperative incurs a net loss on its nonpatronage business or if a net loss is incurred with respect to the nonpatronage business of an allocation unit, such net loss generally shall be chargeable against Capital Reserve unless and to the extent the Board of Directors, having due consideration for the circumstances giving rise to such net loss, determines that it is reasonable and equitable to allocate all or part of such a net loss among allocation units generally or to a specific allocation unit or units. Any such loss allocated to an allocation unit shall reduce such unit's net income from patronage business to the extent thereof and the excess, if any, shall be treated generally in accordance with Section 6(a)(ii), (iii) and (v) of this Article VII. Notwithstanding the foregoing, a net loss incurred by a Defined Business Unit with respect to nonpatronage business conducted by such unit shall be borne entirely by such unit and no other net loss incurred on nonpatronage business shall be allocated to a Defined Business Unit.

            SECTION 10 - DEFINED BUSINESS UNIT RETENTIONS. This cooperative may require from time to time, investment in its capital in addition to the investments from retained patronage and Equity Participation Units. These investments shall be direct capital investments from a retain on a per unit basis for the products received by the cooperative from its Defined Members, and the same may be determined on either a Qualified or a Nonqualified basis as defined in Subchapter T of the United States Internal Revenue Code. The per unit retention, if required, shall be made on products delivered, in the same amount per unit and shall not become a part of the net annual income available for patronage.

            Each member, by continuing to be such, agrees to invest in the capital of this cooperative. Such investment shall be accounted for separately in a unit retention account set up on the books of the cooperative. All such amounts, from the moment of receipt by this cooperative, are received and retained with the understanding that they are furnished by members as capital. This cooperative is obligated to account to each member in such manner that the amount of per unit retains furnished by each member is annually credited to an appropriate record to the per unit retains capital account of each member. Within a reasonable time after the close of its fiscal year, this cooperative shall notify each member of the amount of capital retains and credit it to the member's account by reflection upon this cooperative's books.

                        When the Board of Directors determines in its sole discretion that this cooperative has sufficient working capital in the applicable Defined Business Unit, unit retains may be called for payment at the lesser of their stated or book value. Unit retains may be paid, redeemed, or revolved in whole or in part at a time and manner determined by the Board of Directors.


                                  ARTICLE VIII.
                                     CONSENT

            SECTION 1 - CONSENT. Each individual or entity that hereafter applies for and is accepted to membership in this cooperative and each member of this cooperative as of the effective date of this bylaw who continues as a member after such date shall, by such act alone, consent that the amount of any distributions with respect to its patronage which are made in written notices of allocation (as defined in 26 U.S.C. ss.1388), and which are received by the member from this cooperative, will be taken into account by the member at their stated dollar amounts in the manner provided in 26 U.S.C. ss.1385(a) in the taxable year in which such written notices of allocation are received by the member.

            SECTION 2 - CONSENT NOTIFICATION TO MEMBERS AND PROSPECTIVE MEMBERS. Written notification of the adoption of this Bylaw, a statement of its significance and a copy of the provision shall be given separately to each member and prospective member before becoming a member of this cooperative.

            SECTION 3 - CONSENT OF NONMEMBER PATRONS. If this cooperative obligates itself to do business with a nonmember on a patronage basis, such nonmember must either: (a) agree in writing, prior to any transaction to be conducted on a patronage basis, that the amount of any distributions with respect to patronage which are made in written notices of allocation (as defined in 26 U.S.C. ss.1388), and which are received by the nonmember patron from this cooperative, will be taken into account by the nonmember patron at their stated dollar amounts in the manner provided in 26 U.S.C. ss.1385(a) in the taxable year in which such written notices of allocation are received by the nonmember patron and further, that any revocation of such agreement will terminate this cooperative's obligation to distribute patronage with respect to transactions with such nonmember that occur after the close of this cooperative's fiscal year in which the revocation is received; or (b) consent to take the stated dollar amount of any written notice of allocation into account in the manner provided in 26 U.S.C. ss.1385 by endorsing and cashing a qualified check as defined in and within the time provided in 26 U.S.C. ss.1388(c)(2)(C); provided that failure to so consent shall cause the written notice of allocation that accompanies said check to be canceled with no further action on the part of this cooperative.

                                   ARTICLE IX.
                      MERGER OR CONSOLIDATION; DISSOLUTION

            SECTION 1 - MERGER OR CONSOLIDATION. If the terms of a merger or consolidation of which this cooperative is a party do not provide the members and nonmember patrons of this cooperative with an economic interest in the surviving entity that is substantially similar to the economic interest possessed by such members and nonmember patrons in this cooperative immediately before such merger or consolidation, the value of the consideration received shall be divided among them in the same manner as a comparable amount of net liquidation proceeds would distributed pursuant to
Section 2 of this Article IX. This shall not be construed to prevent issuance of differing forms of consideration to different groups of members and nonmember patrons to the extent allowed by law.

            SECTION 2 - LIQUIDATION, DISSOLUTION AND WINDING-UP. Subject to the Articles of Incorporation, in the event of any liquidation, dissolution or winding up of the affairs of this cooperative, whether voluntary or involuntary, equity capital shall be distributed to the holders thereof as follows: first to payment of the face amount (par value) of all Preferred Equities whose priority was so established upon the issuance of such Preferred Equities, second to payment of the face amount (par value) of all Equity Participation Units and all Preferred Capital Certificates, third to payment of the face amount (par value) of all Capital Equity Certificates and other outstanding equities (other than Non-Patronage Earnings Certificates), and fourth to payment of the face amount (par value) of Non-Patronage Earnings Certificates; provided, however, that assets held at such time by any Defined Business Unit shall first be used to redeem the Equity Participation Units and Preferred Capital Certificates of the Defined Business Unit on a pro rata basis. Any assets remaining after the foregoing payments have been made shall be allocated among the allocation units in such manner as the Board of Directors, having taken into consideration the origin of such amounts, shall determine to be reasonable and equitable. Amounts so allocated shall be paid to current and former patrons of each such allocation unit in proportion to their patronage of such unit over such period as may be determined to be equitable and practicable by the Board of Directors. Such obligation to distribute shall be construed as a preexisting duty to distribute any patronage sourced net gain realized in the winding up process to the maximum extent allowable by law.

                                   ARTICLE X.
                                      SEAL

            The Board of Directors may, by resolution, adopt, alter or abandon the use of a corporate seal.

                                   ARTICLE XI.
                                   AMENDMENTS

            These Bylaws may be amended in accordance with the Minnesota Cooperative Law, Minnesota Statutes Chapter 308A; upon the approval of a majority of the votes cast in person or by mail vote at any annual or special meeting of the members called in accordance with Section 1 of Article II of these Bylaws; provided, however, in the event the Board of Directors of this cooperative declares, by resolution adopted by a majority of the Board of Directors present and voting, that the amendment involves or is related to a hostile take over, then the amendment may be adopted only upon the approval of eighty percent (80%) of the total voting power of the members of this cooperative, whether or not present and/or voting on the amendment; and provided further that notice of such amendment shall have been given in accordance with
Section 2 of Article II of these Bylaws to the members in or with the notice of such meeting.